Exhibit 10.1

                                  PRESS RELEASE



HEMASURE                                              HemaSure Inc.
                                                      140 Locke Drive
                                                      Marlborough, MA 01752-1146
                                                      508-485-6850
                                                      Fax 508-485-6045



Contacts:                                          NEWS RELEASE
James B. Murphy
Senior Vice President
Finance & Administration
HemaSure Inc.
(508) 485-6850

                    HEMASURE ANNOUNCES CHANGES IN MANAGEMENT

     MARLBOROUGH, Mass., April 3, 1997 -- HemaSure Inc. (Nasdaq: HMSR) today announced that Timothy J. Barberich was elected by the Board of Directors of HemaSure to serve as Chairman of the Board. Mr. Barberich has served as a director of the Company since its organization in 1993 and serves as President, Chief Executive Officer and a director of Sepracor Inc., a specialty pharmaceutical company.
     In addition, Eugene J. Zurlo (Chairman), Steven H. Rouhandeh (President and
CEO), Edward W. Kelly (the former Executive VP and COO), and Jeffrey B. Davis (Senior VP and CFO) were relieved of their duties. The need to reduce G & A expense as the Company exited the plasma business and the desire to focus management resources on the Company's core business of leukoreduction and viral inactivation technologies were cited as reasons for the dismissals.
     The Board of Directors of the Company are conducting a search for a new Chief Executive Officer, which is in the advanced stages of candidate selection.
     "The Board continues to have confidence in the existing senior management team of HemaSure, which includes Don Mareci, who heads the sales and marketing activities of the Company, and Jim Murphy, Peter Sutcliffe and Eric Lee, who spearhead the functions of finance, operations and R & D, respectively," said Timothy J. Barberich. "Don Mareci will have overall responsibility for day to day operations, reporting directly to the Board, on an interim basis."
     HemaSure Inc. develops and delivers innovative separations and pathogen inactivation technologies designed to set standards of safety for processing blood components and plasma pharmaceuticals worldwide.

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Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the new Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Information on the potential factors which could affect the company's actual results of operations are included in its filing with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996.